Exhibit 99.2

First Quarter 2022 Earnings Supplemental May 12, 2022

This presentation contains forward - looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 , regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company . Words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” variations of such words and similar expressions are intended to identify such forward - looking statements . Such statements reflect the current views of the Company and its management with respect to future events and are subject to certain risks, uncertainties and assumptions . Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward - looking statements . This presentation has been prepared by the Company based on information it has obtained from sources it believes to be reliable . Summaries of documents contained in this presentation may not be complete . The Company does not represent that the information herein is complete . The information in this presentation is current only as of March 31 , 2022 or such other date noted in this presentation, and the Company’s business or financial condition and other information in this presentation may change after that date . The Company undertakes no obligation to update any forward - looking statements in order to reflect any event or circumstance occurring after the date of this presentation or currently unknown facts or conditions . You are urged to review and carefully consider any cautionary statements and other disclosures, including the statements under the heading “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission . Factors that may cause actual results to differ materially from current expectations include, among others : the Company’s business and investment strategy ; the impact of COVID - 19 on the Company’s business and the global economy ; the war between Russia and the Ukraine and market volatility resulting from such conflict ; the ability of Chicago Atlantic REIT Manager, LLC (the “Manager”) to locate suitable loan opportunities for the Company, monitor and actively manage the Company’s loan portfolio and implement the Company’s investment strategy ; allocation of loan opportunities to the Company by the Manager ; the Company’s projected operating results ; actions and initiatives of the U . S . or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law ; the estimated growth in and evolving market dynamics of the cannabis market ; the demand for cannabis cultivation and processing facilities ; shifts in public opinion regarding cannabis ; the state of the U . S . economy generally or in specific geographic regions ; economic trends and economic recoveries ; the amount and timing of the Company’s cash flows, if any, from the Company’s loans ; the Company’s ability to obtain and maintain financing arrangements ; the Company’s expected leverage ; changes in the value of the Company’s loans ; the Company’s expected portfolio of loans ; the Company’s expected investment and underwriting process ; rates of default or decreased recovery rates on the Company’s loans ; the degree to which any interest rate or other hedging strategies may or may not protect the Company from interest rate volatility ; changes in interest rates and impacts of such changes on the Company’s results of operations, cash flows and the market value of the Company’s loans ; interest rate mismatches between the Company’s loans and the Company’s borrowings used to fund such loans ; the departure of any of the executive officers or key personnel supporting and assisting the Company from the Manager or its affiliates ; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters ; the Company’s ability to maintain the Company’s exclusion or exemption from registration under the Investment Company Act ; the Company’s ability to qualify and maintain the Company’s qualification as a REIT for U . S . federal income tax purposes ; estimates relating to the Company’s ability to make distributions to its stockholders in the future ; the Company’s understanding of its competition ; and market trends in the Company’s industry, interest rates, real estate values, the securities markets or the general economy . Market and Industry Data In this presentation, the Company relies on and refers to certain information and statistics obtained from third - party sources which it believes to be reliable, including reports by market research firms . The Company has not independently verified the accuracy or completeness of any such third - party information . Because the cannabis industry is relatively new and rapidly evolving, such market and industry data may be subject to significant change in a relatively short time period . Chicago Atlantic Real Estate Finance, Inc. | 2 Important Disclosure Information

■ Successful IPO in December 2021 (NASDAQ: REFI) ■ Track record of identifying market inefficiencies, particularly where risk is fundamentally mispriced ■ Ability to redeploy capital quickly ■ Access to Sponsor’s leading cannabis lending platform as lead or co - lead ■ Proprietary sourcing network and direct originations team ■ Experienced and robust origination team responsible for sourcing and closing over $1.3B in credit facilities since 2019 ■ Sizable and growing loan portfolio offering compelling risk - adjusted returns ■ Diversified across operators, geographies and asset types with strong real estate collateral coverage as well as additional collateral Chicago Atlantic Real Estate Finance, Inc. | 3 Company Overview $ 911 mm near - term pipeline under evaluation (1) $1.3B in loans closed since platform inception (1) 39 cannabis loans closed across platform (1) $ 337 mm current portfolio size (1) with substantial pipeline 17.5 % gross portfolio yield (1) 1.8 x real estate collateral coverage in current portfolio (1) Note: (1) As of May 10, 2022

Investment Highlights Pioneer in cannabis lending with first - mover advantage Proprietary and extensive deal sourcing capabilities Differentiated investment approach Compelling opportunity in rapidly growing cannabis market Lender of choice to leading cannabis operators Chicago Atlantic Real Estate Finance, Inc. | 4

Industry-Leading Management and Investment Team

Deep Cannabis, Credit and Real Estate Expertise With Entrepreneurial Approach



John Mazarakis[1]
Executive Chairman

- Originated over $500mm in cannabis credit transactions
- Developed and owns over 1mm sf of real estate across 4 states
- Founded restaurant group with 30+ units and 1,200+ employees
- MBA from Chicago Booth and BA from University of Delaware



Tony Cappell[1]
CEO

- Debt investor with over 15 years of experience, beginning at Wells Fargo Foothill
- Completed over 150 deals, comprising over $5bn in total credit
- Former Managing Director and Head of Underwriting at Stonegate Capital
- MBA from Chicago Booth and BA from University of Wisconsin



Andreas Bodmeier[1]
Co-President and CIO

- Underwritten over $500mm in cannabis credit transactions
- Former Principal of consulting firm focused on FX and commodity risk management
- Former Senior Advisor, U.S. Dept. of Health and Human Services
- PhD in Finance and MBA from Chicago Booth and MSc from Humboldt University (Berlin)



Peter Sack[1]
Co-President

- Former Principal at BC Partners Credit, leading their cannabis practice
- Underwritten $138mm in cannabis credit transactions
- Former private equity investor, focusing on distressed industrial opportunities
- MBA from University of Pennsylvania's Wharton School of Business and BA from Yale University



Lindsay Menze
CFO

- Finance and accounting expert, with over 10 years of experience, focusing on complex accounting and financial reporting
- Former Director at RSM US and Manager at Deloitte, focusing primarily on real estate industry
- CPA and BBA from University of Notre Dame

100 YEARS OF COMBINED EXPERIENCE AND OVER $8 BILLION IN REAL ESTATE AND COMMERCIAL CREDIT

Note: (1) Denotes member of Investment Committee

CHICAGOATLANTIC REAL ESTATE FINANCE
Chicago Atlantic Real Estate Finance, Inc. | 5

Veteran Independent Directors Significant Public Board, REIT, Financial and Corporate Governance Expertise Michael Steiner Current investor in Chicago Atlantic Founder and President of Service Energy and Petroleum Equipment, which are engaged in distribution of petroleum products Expert in highly regulated industries BA in History from Wake Forest University and MBA from University of Delaware Donald Gulbrandsen Current investor in Chicago Atlantic Founder and CEO of Gulbrandsen Companies, a holding company for specialty chemical manufacturing companies Products sold in over 45 countries Over 900 employees in 7 facilities worldwide BS in Chemical Engineering and BA in History from Cornell University Brandon Konigsberg Former CFO at J.P. Morgan Securities and Managing Director at JPMorgan Chase Current member of board of directors of GTJ REIT, SEC - registered equity REIT Former auditor at Goldstein, Golub and Kessler CPA and BA in Accounting from University of Albany and MBA from New York University’s Stern School of Business Jason Papastavrou Lead Independent Director Founder and CIO of ARIS Capital Management Current member of board of directors of GXO Logistics (NYSE:GXO); and, previous board member of XPO Logistics (NYSE:XPO) and United Rentals (NYSE:URI) BS in Mathematics and MS and PhD in Electrical Engineering and Computer Science from MIT Fredrick C. Herbst Audit Committee Chair Former CFO of Ready Capital (NYSE:RC) and Arbor Realty Trust (NYSE:ABR), two publicly traded, commercial mortgage REITs Former Managing Director of Waterfall Asset Management Former CFO of Clayton Holdings and The Hurst Companies CPA and BA in Accounting from Wittenberg University Chicago Atlantic Real Estate Finance, Inc. | 6

Investment Portfolio Activity $129.5 $200.4 $281.5 $306.1 $43.0 $34.7 $39.6 $31.2 Q3 2021 Q1 2022 Unfunded As of May 10, 2022 Q4 2021 Funded CO MMI T ME NT S (in millions) $172.5 $235.1 $321.1 $337.3 Weighted average yield to maturity of ~17.5% as of May 10, 2022 Chicago Atlantic Real Estate Finance, Inc. | 7

Portfolio Diversity Our portfolio is diversified across operators, geographies, and asset types PR I N C I PA L O U TSTA N D I N G (1) By Loan By Location 10% 2% 10% 6% 4% 4% 0.5% 1% 6% 5% 3% 0.1% 7% 7% 3% 2% 1% 2% 5% 10% 6% 6% 85.3% 0.1% 14.5% Retail/Industrial Retail Industrial By Real Estate Collateral Type $308M 13% 7% 0.5% 12% 6% 10% 12% 34% 3% 4% Arizona Massachusetts Ohio West Virginia Florida Michigan Pennsylvania Maryland Missouri Various $308M $308M Chicago Atlantic Real Estate Finance, Inc. | 8 Note: (1) As of May 10, 2022

Loan Collateral Coverage 1.8x real estate collateral coverage ADDI T I O NAL CO L L AT E RAL 1 - 1.5x 1.5 - 2x Portfolio Weighted Average (1.8x) Our loans to owner operators in the state - licensed cannabis industry are secured by additional collateral, including personal guarantee where applicable subject to local laws and regulations: RE AL E S T AT E CO L L AT E RAL CO V E RAG E (1) Accounts Receivable Equipment Licenses/ Equity Pledges <1x Chicago Atlantic Real Estate Finance, Inc. | 9 >2x As percentage of total principal balance, as of May 10, 2022 37% 28% 28% 7% (1) See page 19 for real estate collateral coverage by loan. Expressed as percentage of total principal balance of $307.6 million as of May 10, 2022.

Portfolio Overview (as of March 31, 2022)

Loan	Initial Funding Date[1]	Maturity Date[2]	Total Commitment[3]	Principal Balance as of 3/31/2022	Percentage of Our Loan Portfolio	Future Fundings	Interest Rate[4]	Periodic Payment[5]	YTM IRR[6]
1	12/31/19	12/31/22	$ 800,000	$ 537,500	0.2%	$ -	15.00%	P&I	21.3%
2[8]	7/2/20	5/30/23	$ 30,000,000	$ 30,000,000	10.6%	$ -	10.07%	I/O	13.1%
3	11/19/20	1/31/25	$ 7,250,000	$ 6,957,500	2.4%	$ -	P + 11.00%[7]	P&I	17.7%
4	3/5/21	12/31/24	$ 29,175,000	$ 29,333,311	10.5%	$ -	P + 6.65%7 Cash, 2.5% PIK	I/O	13.7%
5	3/25/21	3/31/24	$ 19,014,719	$ 19,321,082	6.7%	$ -	13.625% Cash, 2.75% PIK	P&I	20.7%
6[9]	4/19/21	4/28/23	$ 12,900,000	$ 11,061,997	4.0%	$ 1,959,952	19.85%	P&I	25.3%
7	4/19/21	4/28/23	$ 3,500,000	$ 1,500,000	0.5%	$ 2,000,000	P + 12.25%[7]	P&I	17.6%
8	5/28/21	5/31/25	$ 12,900,000	$ 13,235,127	4.7%	$ -	P + 10.75%7 Cash, 4% PIK[10]	P&I	20.1%
9	8/20/21	2/20/24	$ 6,000,000	$ 4,500,000	1.6%	$ 1,500,000	P + 9.00%[7]	P&I	13.5%
10	8/24/21	8/30/24	$ 25,000,000	$ 19,388,944	6.9%	$ 5,714,286	13% Cash, 1% PIK	P&I	16.0%
11	9/1/21	9/1/24	$ 9,500,000	$ 9,599,451	3.4%	$ -	P + 9.25%7 Cash, 2% PIK	P&I	17.7%
12	9/3/21	6/30/24	$ 15,000,000	$ 15,263,207	5.5%	$ -	P + 10.75%7 Cash, 3% PIK	P&I	19.5%
13	9/20/21	9/30/24	$ 470,411	$ 392,009	0.1%	$ -	11.00%	P&I	21.4%
14	9/30/21	9/30/24	$ 20,000,000	$ 20,203,076	7.1%	$ -	P + 8.75%7 Cash, 2% PIK	I/O	17.6%
15	11/8/21	10/31/24	$ 20,000,000	$ 12,000,000	4.2%	$ 8,000,000	13.00%	P&I	18.5%
16	11/22/21	11/22/22	$ 10,600,000	$ 10,600,000	3.8%	$ -	P + 7.00%[7]	I/O	12.6%
17	12/27/21	12/27/26	$ 5,000,000	$ 5,000,000	1.8%	$ -	15% Cash, 2.5% PIK	P&I	19.3%
18	12/29/21	12/29/23	$ 6,000,000	$ 3,646,200	1.3%	$ 2,400,000	10.50% Cash, 1% to 5% PIK [11]	I/O	18.3%
19	12/30/21	12/31/24	$ 13,000,000	$ 7,500,000	2.7%	$ 5,500,000	P + 9.25%[7]	P&I	18.9%
20	1/18/22	1/31/25	$ 25,000,000	$ 15,000,000	5.3%	$ 10,000,000	11.00%	P&I	13.1%
21	2/3/22	2/28/25	$ 30,000,000	$ 30,140,161	10.6%	$ -	P + 8.25%7 Cash, 3% PIK	P&I	20.7%
22	3/11/22	8/29/25	$ 20,000,000	$ 17,529,167	6.3%	$ 2,500,000	11.00% Cash, 3% PIK	P&I	16.7%
		Subtotal	**$ 321,110,130**	**$ 282,708,732**	**100.0%**	**$ 39,574,238**	**14.1%**	**Wtd Average**	**17.2%**

Total Commitment: $321.1M

CHICAGOATLANTIC REAL ESTATE FINANCE

Chicago Atlantic Real Estate Finance, Inc. | 10

Portfolio Overview (continued) Notes: Chicago Atlantic Real Estate Finance, Inc. | 11 (1) All loans originated prior to April 1, 2021 were purchased from affiliated entities at fair value plus accrued interest on or subsequent to April 1, 2021. (2) Certain loans have extension options from original maturity date. (3) Total Commitment excludes future amounts to be advanced at sole discretion of the lender. (4) "P" = prime rate and depicts floating rate loans that pay interest at the prime rate plus a specific percentage; "PIK" = paid in kind interest. (5) P&I = principal and interest. I/O = interest only. P&I loans may include interest only periods for a portion of the loan term. (6) Includes OID, unused fees, and exit fees, but assumes no prepayment penalties or early payoffs. (7) Subject to prime rate floor of 3.25%. (8) The aggregate loan commitment to Loan #2 includes a $4.005 million initial advance which has an interest rate of 15.25%, a second advance of $15.995 million which has an interest rate of 9.75%, and a third advance of $10.0 million which has an interest rate of 8.5%. The statistics presented reflect the weighted average of the terms under both advances for the total aggregate loan commitment. (9) The aggregate loan commitment to Loan #6 includes $8.9 million advanced which has an interest rate of P + 11.75% and 2.00% PIK, and a second commitment of $2.0 million which has an interest rate of 39.00%. The statistics presented reflect the weighted average of the terms under all advances for the total aggregate loan commitment. (10) Subject to adjustment not below 2% if borrower receives at least two consecutive quarters of positive cash flow after the closing date. (11) PIK is variable with an initial rate of five percent (5.00%) per annum, until Borrower’s delivery to Administrative Agent and the Lenders of audited financial statements for the Fiscal Year ending December 31, 2021, at which time the PIK interest rate shall equal a rate of one percent (1.00%) if EBITDA is greater than $6,000,000; three percent (3.00%) if EBITDA is greater than $4,000,000 and less than or equal to $6,000,000; or will remain at five percent (5.00%) if EBITDA is less than $4,000,000.

Loan Origination Pipeline Driven by proprietary deal sourcing Total current pipeline of approximately $911mm 1 ■ Recent legalization at the state level creates a new influx of opportunities ■ Increase in M&A activity requires additional debt financing ■ Robust set of profitable operators and refinancing opportunities Note: (1) As of May 10, 2022 Over 500 Qualified Deals Sourced and Reviewed $911mm 1 in Potential Fundings $400mm+ 1 Terms Issued $222.5mm 1 in Signed Term Sheets Chicago Atlantic Real Estate Finance, Inc. | 12

$7.4 $11.2 $13.4 $18.2 $21.8 $25.0 $27.4 $5.9 $9.1 $11.5 $13.0 $14.0 $14.8 $15.5 2019 2020 2023E 2024E 2025E 2021E 2022E Adult - Use Sale s Medical Sales $13.2 $20.3 $24.9 $31.2 $35.7 $39.7 $42.9 Note: (1) Per New Frontier Data U. S . CANNABI S S AL E S (1) MA R K E T D R I V E R S Compelling Market Opportunity ■ Sales of the U.S. cannabis industry expected to rival beer ($100bn), spirits ($97bn) and wine ($62bn) by 2030 ■ Continued legalization at state level expected to drive continued demand for capital ■ Highly fragmented industry ripe for consolidation ■ State and local governments deemed cannabis essential businesses during pandemic ■ Wave of East Coast Legalization ($ in billions) Chicago Atlantic Real Estate Finance, Inc. | 13

Compelling Market Opportunity

LEGISLATIVE TAILWINDS

- Continued state-level legalization, including transition from medical to adult-use cannabis
- SAFE Banking Act would protect banks providing services to state-licensed cannabis businesses
- Chicago Atlantic expects to have a lower cost of capital on bank financing as a result of the SAFE Banking Act

CURRENT LEGALIZATION[1]: 37 STATES


Legalized
Medical and/or Decriminalized
CBD Only or Fully Prohibited

Note:
(1) Per DISA Global Solutions, as of March 2022

CHICAGOATLANTIC REAL ESTATE FINANCE
Chicago Atlantic Real Estate Finance, Inc. | 14

Competitive Landscape

COMPETITORS: GROUPS

- Mortgage REITs
- BDCs
- Sale/ Leaseback REITs
- Cannabis-Focused Lenders
- Community Banks

COMPETITIVE ADVANTAGES

Shorter loan durations	Better diversification
Lower LTVs	Deal leads
Ability to upsize	Close relationships with management teams
We negotiate the deal	REIT shares 50% of the origination fee
Underwrite enterprise value in the borrowers	Our borrower's only source of debt

CHICAGOATLANTIC REAL ESTATE FINANCE

Chicago Atlantic Real Estate Finance, Inc. | 15

Appendix Q1 2022 Financial Overview Chicago Atlantic Real Estate Finance, Inc. | 16

Portfolio Overview (as of May 10, 2022)

Loan	Initial Funding Date[1]	Maturity Date[2]	Total Commitment[3]	Principal Balance as of 5/10/2022[13]	Percentage of Our Loan Portfolio	Future Fundings	Interest Rate[4]	Periodic Payment[5]	YTM IRR[6]
1 [8]	7/2/20	5/30/23	$ 30,000,000	$ 30,000,000	9.8%	$ -	10.07%	I/O	13.1%
2	11/19/20	1/31/25	$ 7,250,000	$ 6,957,500	2.3%	$ -	P + 11.00%[7]	P&I	18.2%
3	3/5/21	12/31/24	$ 29,175,000	$ 29,394,422	9.6%	$ -	P + 6.65%[7] Cash, 2.5% PIK	I/O	14.2%
4	3/25/21	3/31/24	$ 19,014,719	$ 19,362,145	6.3%	$ -	13.625% Cash, 2.75% PIK	P&I	22.4%
5 [9]	4/19/21	4/28/23	$ 12,900,000	$ 11,198,299	3.6%	$ 1,619,952	19.85%	P&I	25.5%
6	4/19/21	4/28/23	$ 3,500,000	$ 1,477,500	0.5%	$ 2,000,000	P + 12.25%[7]	P&I	17.8%
7	5/28/21	5/31/25	$ 12,900,000	$ 13,279,244	4.3%	$ -	P + 10.75%[7] Cash, 4% PIK[10]	P&I	20.5%
8	8/20/21	2/20/24	$ 6,000,000	$ 4,500,000	1.5%	$ 1,500,000	P + 9.00%[7]	P&I	13.6%
9	8/24/21	8/30/24	$ 25,000,000	$ 19,405,101	6.3%	$ 5,714,286	13% Cash, 1% PIK	P&I	16.0%
10	9/1/21	9/1/24	$ 9,500,000	$ 9,615,450	3.1%	$ -	P + 9.25%[7] Cash, 2% PIK	P&I	18.1%
11	9/3/21	6/30/24	$ 15,000,000	$ 15,301,365	5.0%	$ -	P + 10.75%[7] Cash, 3% PIK	P&I	19.9%
12	9/20/21	9/30/24	$ 470,411	$ 378,942	0.1%	$ -	11.00%	P&I	21.4%
13	9/30/21	9/30/24	$ 20,000,000	$ 20,236,748	6.6%	$ -	P + 8.75%[7] Cash, 2% PIK	I/O	18.4%
14	11/8/21	10/31/24	$ 20,000,000	$ 20,000,000	6.5%	$ -	13.00%	P&I	18.5%
15	11/22/21	11/22/22	$ 10,600,000	$ 10,600,000	3.4%	$ -	P + 7.00%[7]	I/O	12.9%
16	12/27/21	12/27/26	$ 5,000,000	$ 5,000,000	1.6%	$ -	15.00% Cash, 2.5% PIK	P&I	19.3%
17	12/29/21	12/29/23	$ 6,000,000	$ 3,661,393	1.2%	$ 2,400,000	10.50% Cash, 1% to 5% PIK[11]	I/O	18.3%
18	12/30/21	12/31/24	$ 13,000,000	$ 7,500,000	2.4%	$ 5,500,000	P + 9.25%[7]	P&I	19.4%
19	1/18/22	1/31/25	$ 25,000,000	$ 15,000,000	4.9%	$ 10,000,000	11.00%	P&I	13.1%
20	2/3/22	2/28/25	$ 30,000,000	$ 30,215,512	9.8%	$ -	P + 8.25%[7] Cash, 3% PIK	P&I	21.2%
21	3/11/22	8/29/25	$ 20,000,000	$ 17,572,990	5.7%	$ 2,500,000	11.00% Cash, 3% PIK	P&I	16.7%
22	5/9/22	5/30/25	$ 17,000,000	$ 17,000,000	5.5%	$ -	11.00%, 3% PIK[12]	P&I	15.1%
		Subtotal	**$ 337,310,130**	**$ 307,656,611**	**100.0%**	**$ 31,234,238**	**14.4%**	**Wtd Average**	**17.5%**

Total Commitment: $337.3M

CHICAGOATLANTIC
REAL ESTATE FINANCE

Chicago Atlantic Real Estate Finance, Inc. | 17

Portfolio Overview (continued) Chicago Atlantic Real Estate Finance, Inc. | 18 Notes: (1) All loans originated prior to April 1, 2021 were purchased from affiliated entities at amortized cost plus accrued interest on or subsequent to April 1, 2021.Certain loans have extension options from original maturity date (2) Certain loans have extension options from original maturity date. “P” = prime rate and depicts floating rate loans that pay interest at the prime rate plus a specific percentage; “PIK” = paid in kind interest (3) Total Commitment excludes future amounts to be advanced at sole discretion of the lender Includes OID, unused fees, and exit fees, but assumes no prepayment penalties or early payoffs (4) "P" = prime rate and depicts floating rate loans that pay interest at the prime rate plus a specific percentage; "PIK" = paid in kind interest. The aggregate loan commitment to Loan #2 includes a $4.005 million initial advance which has an interest rate of 15.25% and a second advance of $15.995 million which has an interest rate of 9.75%, and a third advance of $10.0 million which has an interest rate of 8.5%. The statistics presented reflect the weighted average of the terms under both advances for the total aggregate loan commitment. (5) P&I = principal and interest. I/O = interest only. P&I loans may include interest only periods for a portion of the loan term. Subject to adjustment not below 2% if borrower receives at least two consecutive quarters of positive cash flow after the closing date (6) Includes OID, unused fees, and exit fees, but assumes no prepayment penalties or early payoffs. (7) Subject to prime rate floor of 3.25%. (8) The aggregate loan commitment to Loan #1 includes a $4.005 million initial advance which has an interest rate of 15.25%, a second advance of $15.995 million which has an interest rate of 9.75%, and a third advance of $10.0 million which has an interest rate of 8.5%. The statistics presented reflect the weighted average of the terms under both advances for the total aggregate loan commitment. (9) The aggregate loan commitment to Loan #5 includes $8.4 million advanced which has an interest rate of P + 11.75% and 2.00% PIK, and a second commitment of $2.0 million which has an interest rate of 39.00%. The statistics presented reflect the weighted average of the terms under all advances for the total aggregate loan commitment. (10) Subject to adjustment not below 2% if borrower receives at least two consecutive quarters of positive cash flow after the closing date. (11) PIK is variable with an initial rate of five percent (5.00%) per annum, until Borrower’s delivery to Administrative Agent and the Lenders of audited financial statements for the Fiscal Year ending December 31, 2021, at which time the PIK interest rate shall equal a rate of one percent (1.00%) if EBITDA is greater than $6,000,000; three percent (3.00%) if EBITDA is greater than $4,000,000 and less than or equal to $6,000,000; or will remain at five percent (5.00%) if EBITDA is less than $4,000,000. (12) PIK is variable with an initial rate of two percent (3.00%) per annum, adjusted from time to time based upon the Borrower's consolidated total senior debt leverage ratio. The PIK interest rate shall be reduced to two percent (2.00%) when the consolidated total senior debt leverage ratio falls below 2.5:1. (13) Principal as of 5/10/2022 excludes any accrued PIK interest from 5/1/2022 through 5/10/2022 for loans which PIK interest is a component of interest rate.

Collateral Overview (as of March 31, 2022)

Loan	Investment[1]	Location	Property Type	Principal Balance as of 3/31/2022	Implied Real Estate Collateral for REIT[2]	Our Real Estate Collateral Coverage as of 3/31/2022
1	Senior Real Estate Corporate Loan	Michigan	Retail	$ 537,500	$ 1,710,000	3.2x
2	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 30,000,000	$ 107,943,025	3.6x
3	Senior Real Estate Corporate Loan	Pennsylvania	Retail/Industrial	$ 6,957,500	$ 3,680,000	0.5x
4	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 29,333,311	$ 35,154,070	1.2x
5	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 19,321,082	$ 23,866,650	1.2x
6	Senior Real Estate Corporate Loan	Arizona	Industrial	$ 11,061,997	$ 19,700,000	1.8x
7	Senior Real Estate Corporate Loan	Massachusetts	Retail/Industrial	$ 1,500,000	$ 907,500	0.6x
8	Senior Real Estate Corporate Loan	Pennsylvania	Industrial	$ 13,235,127	$ 25,000,000	1.9x
9	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 4,500,000	$ 10,900,000	2.4x
10	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 19,388,944	$ 64,452,731	3.3x
11	Senior Real Estate Corporate Loan	West Virginia	Retail/Industrial	$ 9,599,451	$ 15,160,000	1.6x
12	Senior Real Estate Corporate Loan	Pennsylvania	Retail/Industrial	$ 15,263,207	$ 16,700,000	1.1x
13	Senior Loan	Michigan	Retail	$ 392,009	$ 3,000,000	7.7x
14	Senior Real Estate Corporate Loan	Maryland	Retail/Industrial	$ 20,203,076	$ 32,000,000	1.6x
15	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 12,000,000	$ 48,260,000	4.0x
16	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 10,600,000	$ 17,079,290	1.6x
17	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 5,000,000	$ -	0.0x
18	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 3,646,200	$ 9,510,000	2.6x
19	Senior Real Estate Corporate Loan	Florida	Retail/Industrial	$ 7,500,000	$ -	0.0x
20	Senior Real Estate Corporate Loan	Florida	Retail/Industrial	$ 15,000,000	$ 35,825,000	2.4x
21	Senior Real Estate Corporate Loan	Ohio	Retail/Industrial	$ 30,140,161	$ 32,625,180	1.1x
22	Senior Real Estate Corporate Loan	Florida	Retail/Industrial	$ 17,529,167	$ 28,000,000	1.6x
				$ 282,708,732	**$ 531,473,446**	**1.9x**

Notes:
(1) Senior Real Estate Corporate Loans are structured as loans to owner operators secured by real estate. Senior Loans are loans to a property owner and leased to third party tenant.
(2) Real estate is based on appraised value as is, or on a comparable cost basis, as completed. The real estate values shown in the collateral table are estimates by a third-party appraiser of the market value of the subject real property in its current physical condition, use, and zoning as of the appraisal date. The appraisals assume that the highest and best use is use as a cannabis cultivator or dispensary, as applicable. The appraisals recognize that the current use is highly regulated by the state in which the property is located; however, there are sales of comparable properties that demonstrate that there is a market for such properties. The appraisals utilize these comparable sales for the appraised property's value in use. For properties used for cannabis cultivation, the appraisals use similar sized warehouses in their conclusion of the subject's "as-is" value without licenses to cultivate cannabis. However, the appraised value is assumed to be realized from a purchase by another state-licensed cannabis operator or a third party purchaser that would lease the subject property to a state-licensed cannabis operator. The regulatory requirements related to real property used in cannabis-related operations may cause significant delays or difficulties in transferring a property to another cannabis operator, as the state regulator may require inspection and approval of the new tenant/user. Further, the value is also determined using the income approach, based on market lease rates for comparable properties, whether dispensaries or cultivation facilities. It indicates the value to a third-party owner that leases to a dispensary or cultivation facility. Finally, the appraisal contains a value based on the cost for another operator to construct a similar facility, which we refer to as the "cost approach." We believe the cost approach provides an indication of what another state-licensed operator would pay for a separate facility instead of constructing it itself. The appraisal's opinion of value reflects current conditions and the likely actions of market participants as of the date of appraisal. It is based on the available information gathered and provided to the appraiser, and does not predict future performance. Changing market or property conditions can and likely will have an effect on the subject's value.

CHICAGOATLANTIC
REAL ESTATE FINANCE

Chicago Atlantic Real Estate Finance, Inc. | 19

Collateral Overview (as of May 10, 2022)

Loan	Investment[(1)]	Location	Property Type	Principal Balance as of 5/10/2022	Implied Real Estate Collateral for REIT[(2)]	Our Real Estate Collateral Coverage as of 5/10/2022
1	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 30,000,000	$ 107,943,025	3.6x
2	Senior Real Estate Corporate Loan	Pennsylvania	Retail/Industrial	$ 6,957,500	$ 3,680,000	0.5x
3	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 29,394,422	$ 35,154,070	1.2x
4	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 19,362,145	$ 23,866,650	1.2x
5	Senior Real Estate Corporate Loan	Arizona	Industrial	$ 11,198,299	$ 19,700,000	1.8x
6	Senior Real Estate Corporate Loan	Massachusetts	Retail/Industrial	$ 1,477,500	$ 907,500	0.6x
7	Senior Real Estate Corporate Loan	Pennsylvania	Industrial	$ 13,279,244	$ 25,000,000	1.9x
8	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 4,500,000	$ 10,900,000	2.4x
9	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 19,405,101	$ 58,007,458	3.0x
10	Senior Real Estate Corporate Loan	West Virginia	Retail/Industrial	$ 9,615,450	$ 15,160,000	1.6x
11	Senior Real Estate Corporate Loan	Pennsylvania	Retail/Industrial	$ 15,301,365	$ 16,700,000	1.1x
12	Senior Loan	Michigan	Retail	$ 378,942	$ 3,000,000	7.9x
13	Senior Real Estate Corporate Loan	Maryland	Industrial	$ 20,236,748	$ 32,000,000	1.6x
14	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 20,000,000	$ 48,260,000	2.4x
15	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 10,600,000	$ 17,079,290	1.6x
16	Senior Real Estate Corporate Loan	Various	Retail/Industrial	$ 5,000,000	$ -	0.0x
17	Senior Real Estate Corporate Loan	Michigan	Retail/Industrial	$ 3,661,393	$ 9,510,000	2.6x
18	Senior Real Estate Corporate Loan	Florida	Retail/Industrial	$ 7,500,000	$ 3,500,000	0.5x
19	Senior Real Estate Corporate Loan	Florida	Retail/Industrial	$ 15,000,000	$ 35,825,000	2.4x
20	Senior Real Estate Corporate Loan	Ohio	Retail/Industrial	$ 30,215,512	$ 32,625,180	1.1x
21	Senior Real Estate Corporate Loan	Florida	Retail/Industrial	$ 17,572,990	$ 28,000,000	1.6x
22	Senior Real Estate Corporate Loan	Missouri	Retail/Industrial	$ 17,000,000	$ 20,385,217	1.2x
			Subtotal	**$ 307,656,611**	**$ 547,203,390**	**1.8x**

Notes:
(1) Senior Real Estate Corporate Loans are structured as loans to owner operators secured by real estate. Senior Loans are loans to a property owner and leased to third party tenant..

(2) Real estate is based on appraised value as is, or on a comparable cost basis, as completed. The real estate values shown in the collateral table are estimates by a third-party appraiser of the market value of the subject real property in its current physical condition, use, and zoning as of the appraisal date. The appraisals assume that the highest and best use is use as a cannabis cultivator or dispensary, as applicable. The appraisals recognize that the current use is highly regulated by the state in which the property is located; however, there are sales of comparable properties that demonstrate that there is a market for such properties. The appraisals utilize these comparable sales for the appraised property's value in use. For properties used for cannabis cultivation, the appraisals use similar sized warehouses in their conclusion of the subject's "as-is" value without licenses to cultivate cannabis. However, the appraised value is assumed to be realized from a purchase by another state-licensed cannabis operator or a third party purchaser that would lease the subject property to a state-licensed cannabis operator. The regulatory requirements related to real property used in cannabis-related operations may cause significant delays or difficulties in transferring a property to another cannabis operator, as the state regulator may require inspection and approval of the new tenant/user. Further, the value is also determined using the income approach, based on market lease rates for comparable properties, whether dispensaries or cultivation facilities. It indicates the value to a third-party owner that leases to a dispensary or cultivation facility. Finally, the appraisal contains a value based on the cost for another operator to construct a similar facility, which we refer to as the "cost approach." We believe the cost approach provides an indication of what another state-licensed operator would pay for a separate facility instead of constructing it itself. The appraisal's opinion of value reflects current conditions and the likely actions of market participants as of the date of appraisal. It is based on the available information gathered and provided to the appraiser, and does not predict future performance. Changing market or property conditions can and likely will have an effect on the subject's value.

CHICAGOATLANTIC
REAL ESTATE FINANCE

Chicago Atlantic Real Estate Finance, Inc. | 20

Balance Sheet (unaudited) Chicago Atlantic Real Estate Finance, Inc. | 21 March 31, 2022 December 31, 2021 Assets Loans held for investment $ 278,826,914 $ 196,984,566 Current expected credit loss reserve (182,838) (134,542) Loans held for investment, net 278,644,076 196,850,024 Cash 6,078,178 80,248,526 Interest receivable 373,695 197,735 Other assets, net 795,754 868,022 Other receivables 16,201 6,148 Total Assets $ 285,907,904 $ 278,170,455 Liabilities Interest reserve $ 7,472,057 $ 6,636,553 Dividend payable 7,125,661 4,537,924 Related party payable 682,344 1,902,829 Management and incentive fees payable 671,505 802,294 Accounts payable and accrued expenses 571,821 212,887 Total Liabilities 16,523,388 14,092,487 Commitments and contingencies (Note 8) Stockholders' equity Common stock, par value $0.01 per share, 100,000,000 shares authorized at March 31, 2022 and December 31, 2021, respectively, and 17,752,603 and 17,453,553 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively 176,579 173,551 Additional paid - in - capital 268,681,445 264,081,977 Accumulated earnings (deficit) 526,492 (177,560) Total stockholders' equity 269,384,516 264,077,968 Total liabilities and stockholders' equity $ 285,907,904 $ 278,170,455

Statement of Operations (unaudited) Chicago Atlantic Real Estate Finance, Inc. | 22 Three months ended Three months ended March 31, 2022 December 31, 2021 Revenues Interest income $ 9,833,053 $ 5,779,304 Total revenues 9,833,053 5,779,304 Expenses Management and incentive fees, net 671,505 905,123 General and administrative expense 556,141 181,555 Organizational Expense - 63,301 Provision for current expected credit losses 51,343 147,949 Amortization of deferred debt issuance costs 72,268 33,943 Professional fees 556,904 57,458 Stock based compensation 120,940 29,611 Total expenses 2,029,101 1,418,940 Net Income before income taxes 7,803,952 4,360,364 Income tax expense - - Net Income $ 7,803,952 $ 4,360,364 Earnings per common share: Basic earnings per common share (in dollars per share) $ 0.44 $ 0.57 Diluted earnings per common share (in dollars per share) $ 0.44 $ 0.57 Weighted average number of common shares outstanding: Basic weighted average shares of common stock outstanding (in shares) 17,641,090 7,599,597 Diluted weighted average shares of common stock outstanding (in shares) 17,737,975 7,622,067

Reconciliation of Distributable Earnings and Adjusted Distributable Earnings to GAAP Net Income Chicago Atlantic Real Estate Finance, Inc. | 23 Three months ended Three months ended March 31, 2022 Dec. 31, 2021 Net Income $ 7,803,952 $ 4,360,364 Adjustments to net income Non - cash equity compensation expense 120,940 29,611 Depreciation and amortization 72,268 33,943 Provision for current expected credit losses 51,343 147,949 Distributable Earnings $ 8,048,503 $ 4,571,867 Adjustments to Distributable Earnings Certain Organizational Expenses - 63,301 Adjusted Distributable Earnings $ 8,048,503 $ 4,635,168 Basic weighted average shares of common stock outstanding (in shares) 17,641,090 7,599,597 Adjusted Distributable Earnings per Weighted Average Share $ 0.46 $ 0.61 Diluted weighted average shares of common stock outstanding (in shares) 17,737,975 7,622,067 Adjusted Distributable Earnings per Weighted Average Share $ 0.45 $ 0.61

MA N A G E ME N T F E E S Annual Base Management Fee (on Equity) 1.5% Origination Fees (Rebated to REIT) 50.0% Incentive Compensation Terms: Incentive Fees (of Core Earnings) 20.0% Hurdle Amount (on Avg. Equity) 8.0% Chicago Atlantic Real Estate Finance, Inc. | 24 External Manager ■ Externally - managed by Chicago Atlantic REIT Manager, LLC, a subsidiary of Chicago Atlantic Group, LLC ■ John Mazarakis (Executive Chairman), Tony Cappell (CEO) and Andreas Bodmeier (Co - President & CIO) control and beneficially own over 80 % of the Manager ■ The Manager is comprised of an experienced team of investment professionals, who currently manage several externally - managed vehicles with over $ 500 mm in additional assets – Synergies from over 30 professionals, spanning real estate credit, asset - based lending and real estate private equity, as well as robust accounting and compliance functions Management Agreement Overview Management Agreement and Equity Incentive Plan ■ Initial term of three years ■ Following the initial term, the agreement automatically renews every year for an additional one - year period, unless Chicago Atlantic or the Manager elects not to renew ■ Shareholder - friendly management agreement: ■ 8.5% equity incentive plan: – 0.5 % granted at completion of IPO – 8% granted at discretion of Board based on Company performance after IPO